Exhibit 99.1
First Fiscal Year Certification of Christopher D. Myers pursuant to Section 111(b) of the Emergency Economic Stabilization Act of 2008, as amended (EESA)
I, Christopher D. Myers, Chief Executive Officer of CVB Financial Corp. certify, based on my knowledge, that:
(i) The compensation committee of CVB Financial Corp. has identified and limited during the period beginning June 15, 2009 and ending September 2, 2009, the features in the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of CVB Financial Corp. and identified any features in the employee compensation plans that pose risks to CVB Financial Corp. and limited those features to ensure that CVB Financial Corp. is not unnecessarily exposed to risks;
(ii) The compensation committee of CVB Financial Corp. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) above;
(iii) The compensation committee of CVB Financial Corp. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in (A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of CVB Financial Corp.; (B) Employee compensation plans that unnecessarily expose CVB Financial Corp. to risks; and (C) Employee compensation plans that could encourage the manipulation of reported earnings of CVB Financial Corp. to enhance the compensation of an employee;
(iv) CVB Financial Corp. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or ‘‘clawback’’ provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
(v) CVB Financial Corp. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on June 15, 2009 and ending September 2, 2009;
(vi) CVB Financial Corp. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on June 15, 2009 and ending on September 2, 2009;
(vii) The board of directors of CVB Financial Corp. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, has provided this policy to Treasury and its primary regulatory agency, and CVB Financial Corp. and its employees have complied with this policy during the period beginning on

June 15, 2009 and ending on September 2, 2009, and that any expenses requiring approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility, were properly approved;
(viii) CVB Financial Corp. will disclose the amount, nature, and justification for the offering during the period beginning on June 15, 2009 and ending on September 2, 2009 of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for each employee subject to the bonus payment limitations identified in paragraph (v);
(ix) CVB Financial Corp. will disclose whether CVB Financial Corp., the board of directors of CVB Financial Corp., or the compensation committee of CVB Financial Corp. has engaged during the period beginning on June 15, 2009 and ending on September 2, 2009, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;
(x) CVB Financial Corp. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on June 15, 2009 and ending on September 2, 2009;
(xi) CVB Financial Corp. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between CVB Financial Corp. and Treasury, including any amendments;
(xii) CVB Financial Corp. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the no-SEO’s ranked in descending order of level of annual compensation, and with the name, title and employer of each SEO and most highly compensated employee identified; and
(xiii) As a result of CVB Financial Corp’s. repurchase of preferred stock on September 2, 2009 which stock was originally issued in connection with the Treasury’s Capital Purchase Program, the undersigned reasonably believes that the certifications set forth in 31 C.F.R. 30.15 which are not contained herein are not required to be so contained.
(xiv) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.
Date: March 3, 2010

/s/ Christopher D. Myers Christopher D. Myers
Chief Executive Officer